UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2023

Digerati Technologies, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-15687	74-2849995
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

8023 Vantage Dr., Suite 660, San Antonio, TX	78230
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (210) 614-7240

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Letter Amendment to Credit Agreement with Post Road

As previously disclosed, in November 2020, Digerati Technologies, Inc. (the “Company”) and Verve Cloud, Inc., a Nevada corporation formerly known as T3 Communications, Inc., a Nevada corporation that is a controlled subsidiary of the Company (“Verve Cloud”), and Verve Cloud’s subsidiaries (Verve Cloud and its subsidiaries, collectively, the “Verve Cloud Nevada Parties”) entered into a credit agreement (the “Credit Agreement”) with Post Road Administrative LLC and its affiliate Post Road Special Opportunity Fund II LP (collectively, “Post Road”). The Company is a party to certain sections of the Credit Agreement. Next Level Internet, Inc. became a Verve Cloud Nevada Party in February 2022. As previously disclosed, through May 8, 2023, the Credit Agreement had been amended seven times.

Pursuant to the Credit Agreement, as amended, the principal balance owed by the Verve Cloud Nevada Parties to Post Road and its affiliates, as of August 4, 2023, was approximately $35,020,452.20.

On August 16, 2023, the Company, the Verve Cloud Nevada Parties, and Post Road entered into the Letter Agreement to the Credit Agreement (the “Letter Agreement”), with an effective date of August 4, 2023 (the “Effective Date”).

Pursuant to the Letter Agreement, the Company, the Verve Cloud Nevada Parties, and Post Road have agreed to the capitalization of all accrued and unpaid cash interest due and payable by Verve Cloud as of the Effective Date. As a result of the capitalization of all accrued and unpaid cash interest and the amendment fee in consideration of Post Road’s agreement to enter into the Letter Agreement, the outstanding principal balance owed by the Verve Cloud Nevada Parties to Post Road and its affiliates, as of August 4, 2023, was approximately $36,937,372.42.

Pursuant to the Letter Agreement, Post Road has agreed to Verve Cloud’s payment in kind of all interest accruing, and otherwise due and payable after the Effective Date until the Maturity Date.

Pursuant to the Letter Agreement, the Company, the Verve Cloud Nevada Parties, and Post Road have agreed to amend the Credit Agreement and the Term Loan C Note to replace the “August 4, 2023” date therein with “November 2, 2023,” in order to extend the outside Maturity Date of the Term Loan C ninety (90) days from the Effective Date.

The foregoing summary of the Letter Agreement contains only a brief description of the material terms of the Letter Agreement and such description is qualified in its entirety by reference to the full text of the Letter Agreement, filed herewith as Exhibit 10.1, and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Letter Agreement to Credit Agreement, dated August 16, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 21, 2023	Digerati Technologies, Inc.

	By:	/s/ Antonio Estrada Jr.
Antonio Estrada Jr.,
Chief Financial Officer

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